                                                                      EXHIBIT 15

                                 THE GALAXY FUND

                         DISTRIBUTION AND SERVICES PLAN



                  This Distribution and Services Plan (the "Plan") has been adopted by the Board of Trustees of The Galaxy Fund (the "Trust") in connection with the Retail B series of shares (the "B Shares") in each of the following investment portfolios of the Trust: Small Company Equity Fund, Equity Growth Fund, Asset Allocation Fund, Equity Value Fund, Growth and Income Fund, Short-Term Bond Fund, High Quality Bond Fund, Tax-Exempt Bond Fund and Money Market Fund (collectively, the "Funds"). The Plan has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

                  Section 1. Expenses. The Trust may incur expenses under the Plan in an amount not to exceed 1.15% annually of the average daily net assets attributable to the outstanding B Shares of each of the Funds.

                  Section 2. Distribution Payments. (a) The Trust may pay the distributor of the Trust (the "Distributor") (or any other person) a fee (a "Distribution Fee") of up to 0.65% annually of the average daily net assets attributable to the outstanding B Shares of each of the Funds. The Distribution Fee shall be calculated and accrued daily, paid monthly and shall be in consideration for distribution services and the assumption of related expenses (including the payment of commissions and transaction fees) in conjunction with the offering and sale of B Shares of the Funds. In determining the amounts payable on behalf of a Fund under the Plan, the net asset value of the B Shares shall be computed in the manner specified in the Trust's then current Prospectuses and Statement of Additional Information describing such B Shares.

                  (b) Payments to the Distributor under subsection (a) above shall be used by the Distributor to cover expenses and activities primarily intended to result in the sale of B Shares. Such expenses and activities may include but are not limited to: (i) direct out-of-pocket promotional expenses incurred by the Distributor in advertising and marketing B Shares; (ii) expenses incurred in connection with preparing, printing, mailing, and distributing or publishing advertisements and sales literature; (iii) expenses incurred in connection with printing and mailing Prospectuses and Statements of Additional Information to other than current shareholders; (iv) periodic payments or commissions to one or more securities dealers, brokers, financial institutions or other industry professionals, such as investment advisors, accountants, and estate planning firms (each a "Distribution Organization") with respect to a Fund's B Shares beneficially owned by customers for whom the Distribution Organization is the Distribution Organization of record or shareholder of record; (v) the direct or indirect cost of financing the payments or expenses included in (i) and (iv) above; or (vi) such other services as may be construed by any court or governmental agency or commission, including the Securities and Exchange Commission (the "Commission"), to constitute distribution services under the 1940 Act or rules and regulations thereunder.

                  Section 3. Payments for Shareholder Liaison Services Covered by Plan. (a) The Trust may also pay securities dealers, brokers, financial institutions or other industry professionals, such as investment advisors, accountants, and estate planning firms (each a "Service Organization") for Shareholder Liaison Services (as hereinafter defined) provided with respect to its customers' B Shares. Shareholder Liaison Services shall be provided pursuant to an agreement in substantially the form attached hereto ("Servicing Agreement"). Any organization providing distribution assistance may also become a Service Organization and receive fees for Shareholder Liaison Services pursuant to a Servicing Agreement under this Plan.

                  (b) Fees paid to a Service Organization under subsection (a) above may be paid at an annual rate of up to 0.25% of the average daily net assets attributable to the outstanding B Shares of each of the Funds, which B Shares are owned of record or beneficially by that Service Organization's customers for whom such Service Organization is the dealer of record or shareholder of record or with whom it has a servicing relationship. Such fees shall be calculated and accrued daily, paid monthly and computed in the manner set forth in the Servicing Agreement.

                  (c) "Shareholder Liaison Services" means "personal service and/or the maintenance of shareholder accounts" within the meaning of the Rules of Fair Practice of the National Association of Securities Dealers, Inc., such as responding to customer inquiries and providing information on their investments.

                  Section 4. Payments for Administrative Support Services Covered by Plan. (a) The Trust may also pay Service Organizations for Administrative Support Services (as hereinafter defined) provided with respect to its Customers' B Shares. Administrative Support Services shall be provided pursuant to a Servicing Agreement. Any organization that receives fees under
Section 2 or Section 3 of this Plan may also receive fees pursuant to this
Section 4.

                  (b) Fees paid to a Service Organization under subsection (a) above may be paid at an annual rate of up to 0.25% of the average daily net assets attributable to the outstanding B

Shares of each of the Funds, which B Shares are owned of record or beneficially by that Service Organization's customers for whom such Service Organization is the dealer of record or shareholder of record or with whom it has a servicing relationship. Such fees shall be calculated and accrued daily, paid monthly and computed in the manner set forth in the Servicing Agreement.

                  (c) "Administrative Support Services" include but are not limited to: (i) transfer agent and subtransfer agent services for beneficial owners of B Shares; (ii) aggregating and processing purchase and redemption orders; (iii) providing beneficial owners with statements showing their positions in B Shares; (iv) processing dividend payments; (v) providing subaccounting services for B Shares held beneficially; (vi) forwarding shareholder communications, such as proxies, shareholder reports, dividend and tax notices, and updating prospectuses to beneficial owners; and (vii) receiving, tabulating, and transmitting proxies executed by beneficial owners; provided, however, that such term does not include Shareholder Liaison Services.

                  Section 5. Expenses Allocated; Compliance. Amounts paid by a Fund under the Plan must be for services rendered for or on behalf of the holders of such Fund's B Shares. However, joint distribution financing or other services rendered with respect to such B Shares (which may involve other investment funds or companies that are affiliated persons of the Trust or affiliated persons of the Distributor) is authorized to the extent permitted by law.

                  Section 6. Reports to Trust. So long as this Plan is in effect, the Distributor shall provide the Trust's Board of Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to the Plan and the purposes for which such expenditures were made.

                  Section 7. Approval of Plan. This Plan will become effective with respect to a particular Fund's B Shares on the date the public offering of B Shares commences upon the approval by a majority of the Board of Trustees, including a majority of those trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements entered into in connection with the Plan (the "Disinterested Trustees"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of the Plan.

                  Section 8. Continuance of Plan. Unless sooner terminated in accordance with the terms hereof, this Plan shall continue until September 7, 1997, and thereafter for so long as its continuance is specifically approved at least annually by the

Trust's Board of Trustees in the manner described in Section 7 hereof.

                  Section 9. Amendments. This Plan may be amended at any time by the Board of Trustees provided that (a) any amendment to increase materially the costs which the B Shares of a Fund may bear for distribution pursuant to the Plan shall be effective only upon approval by a vote of a majority of the outstanding B Shares affected by such matter, and (b) any material amendments of the terms of the Plan shall become effective only upon approval in the manner described in Section 7 hereof.

                  Section 10. Termination. This Plan, as to any Fund, is terminable without penalty at any time by (a) a vote of a majority of the Disinterested Trustees, or (b) a vote of a majority of the outstanding B Shares of such Fund.

                  Section 11. Selection/Nomination of Trustees. While this Plan is in effect, the selection and nomination of those Disinterested Trustees shall be committed to the discretion of such Disinterested Trustees.

                  Section 12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.



Adopted:  September 7, 1995
Reapproved:  September 5, 1996
Revised:  December 5, 1996

                                 THE GALAXY FUND

                               SERVICING AGREEMENT
                                       to
                         DISTRIBUTION AND SERVICES PLAN


Ladies and Gentlemen:

We wish to enter into this Servicing Agreement with you concerning the provision of shareholder liaison and/or administrative support services to your customers who may from time to time be the record or beneficial owners of Retail B Shares (such shares referred to herein as the "B Shares") of one or more of our investment portfolios (individually, a "Fund" and collectively, the "Funds"), which are listed on Appendix A.

The terms and conditions of this Servicing Agreement are as follows:

Section 1. You agree to provide Shareholder Liaison Services to your customers ("Clients") who may from time to time own of record or beneficially a Fund's B Shares. "Shareholder Liaison Services" means "personal service and/or the maintenance of shareholder accounts" within the meaning of the Rules of Fair Practice of the National Association of Securities Dealers, Inc., such as responding to customer inquiries and providing information on their investments.

Section 2. You agree to provide Administrative Support Services to Clients who may from time to time own of record or beneficially a Fund's B Shares. "Administrative Support Services" include but are not limited to: (i) transfer agent and subtransfer agent services for beneficial owners of B Shares; (ii) aggregating and processing purchase and redemption orders; (iii) providing beneficial owners with statements showing their positions in B Shares; (iv) processing dividend payments; (v) providing subaccounting services for B Shares held beneficially; (vi) forwarding shareholder communications, such as proxies, shareholder reports, dividend and tax notices, and updating prospectuses to beneficial owners; and (vii) receiving, tabulating, and transmitting proxies executed by beneficial owners; provided, however, that such term does not include Shareholder Liaison Services.

Section 3. You will provide such office space and equipment, telephone and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned services to Clients.

Section 4. Neither you nor any of your officers, employees or agents is authorized to make any representations concerning us, a Fund, or its B Shares except those contained in our then current prospectuses for such B Shares, copies of which will be supplied by us to you, or in such supplemental literature or advertising as may be authorized by us in writing.

Section 5. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for us in any matter or in any respect. You will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless you have obtained the licenses required by law. You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

Section 6. In consideration of the services and facilities provided by you pursuant to Section 1 hereof, we will pay to you, and you will accept as full payment therefor, a fee at the annual rate of (a) .25% of the average daily net asset value of B Shares of the Small Company Equity Fund, Equity Growth Fund, Asset Allocation Fund, Equity Value Fund and Growth and Income Fund (collectively, the "Equity Funds") owned of record or beneficially by Clients from time to time for whom you are the dealer of record or holder of record or with whom you have a servicing relationship, (b) .15% of the average daily net asset value of B Shares of the Short-Term Bond Fund, High Quality Bond Fund and Tax-Exempt Bond Fund (collectively, the "Bond Funds") owned of record or beneficially by Clients from time to time for whom you are the dealer of record or holder of record or with whom you have a servicing relationship, and (c) .05% of the average daily net asset value of B Shares of the Money Market Fund owned of record or beneficially by Clients from time to time for whom you are the dealer of record or holder of record and with whom you have a servicing relationship. In consideration of the services provided by you pursuant to
Section 2 hereof, we will pay to you, and you will accept as full payment therefor, a fee at the annual rate of (a) .25% of the average daily net asset value of B Shares of the Equity Funds, (b) .15% of the average daily net asset value of B Shares of the Bond Funds, and (c) .05% of the average daily net asset value of B Shares of the Money Market Fund. Said fee will be computed daily and payable monthly. For purposes of determining the fees payable under this Section 6, the average daily net asset value of Clients' B Shares will be computed in the manner specified in our then current Registration Statement in connection with the computation of the net asset value of the particular Fund's B Shares for purposes of purchases and redemptions. The fee rates stated above may be prospectively increased or decreased by us, in our sole discretion, at any time upon notice to you. Further, we may, in our discretion and without notice, suspend or withdraw the sale of B Shares, including the sale of such Shares to you for the account of any Clients.

Section 7. You acknowledge that you will provide to our Board of Trustees, at least quarterly, separate written reports of the amounts expended pursuant to this Agreement for Shareholder Liaison Services and for Administrative Support Services, respectively, and the purposes for which such expenditures were made. In connection with such reports, you will furnish us or our designees with such information as we or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Clients of some or all of the services described herein), and will otherwise cooperate with us and our designees (including, without limitation, any auditors designated by us), in connection with the preparation of reports to our Board of Trustees concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

Section 8. We may enter into other similar Servicing Agreements with any other person or persons without your consent.

Section 9. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) in no event will any of the services provided by you hereunder be primarily intended to result in the sale of B Shares; (ii) the compensation payable to you hereunder, together with any other compensation you receive from Clients in connection with the investment of their assets in B Shares of the Funds, will be disclosed to Clients, will be authorized by Clients and will not be excessive or unreasonable.

Section 10. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designee. Unless sooner terminated, this Agreement will continue until [September 7, 1997], and thereafter will continue automatically for successive annual periods provided such continuance is specifically approved at least annually by us in the manner described in Section 13 hereof. This Agreement is terminable with respect to any Fund, without penalty, at any time by us (which termination may be by vote of a majority of our Disinterested Trustees as defined in Section 13 hereof or by vote of the holders of a majority of the outstanding B Shares of such Fund) or by you upon notice to us. This Agreement will terminate in the event of its assignment, as defined in the Investment Company Act of 1940 (the "Act").

Section 11. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address shown above.

Section 12. This Agreement will be construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to principles of conflict of laws.

Section 13. This Agreement has been approved by vote of a majority of (i) our Board of Trustees and (ii) those Trustees who are not "interested persons" (as defined in the Act) of us and have no direct or indirect financial interest in the operation of the Distribution and Services Plan adopted by us regarding the provision of shareholder liaison and/or administrative support services to the record or beneficial owners of B Shares or in any agreements related thereto ("Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on such approval.

         If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, c/o First Data Investor Services Group, Inc., 4400 Computer Drive, Westboro, Massachusetts 01581-5108.



Very truly yours,

THE GALAXY FUND


By:
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      Authorized Officer


Accepted and Agreed to:


Name of Organization

By:
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      Authorized Officer

Date:
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Taxpayer Identification Number

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Account Number

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Dealer Code

                                   APPENDIX A

         Please check the appropriate boxes to indicate the Funds for which you wish to act as a Service Organization with respect to B Shares:

Shareholder Liaison Services                Administrative Support Services

/ /      Small Company Equity Fund          / /   Small Company Equity Fund

/ /      Equity Growth Fund                 / /   Equity Growth Fund

/ /      Asset Allocation Fund              / /   Asset Allocation Fund

/ /      Equity Value Fund                  / /   Equity Value Fund

/ /      Growth and Income Fund             / /   Growth and Income Fund

/ /      Short-Term Bond Fund               / /   Short-Term Bond Fund

/ /      High Quality Bond Fund             / /   High Quality Bond Fund

/ /      Tax-Exempt Bond Fund               / /   Tax-Exempt Bond Fund

/ /      Money Market Fund                  / /   Money Market Fund



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(Service Organization Name)


By:
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   Authorized Officer

Dated:
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